  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2020

Torchlight Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36247	74-3237581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093

(Address of principal executive offices)

Telephone – (214) 432-8002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TRCH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 14, 2020, Torchlight Energy Resources, Inc. (“we,” “us” or “our”) entered into an Underwriting Agreement with Aegis Capital Corp., as underwriter, relating to the issuance and sale in an underwritten public offering of 3,285,715 shares of our common stock, par value $0.001 per share. The public offering price for each share of common stock is $0.70.

The Underwriting Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of us and the underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Pursuant to the Underwriting Agreement, and subject to certain exceptions, we and our directors and executive officers agreed not to sell or otherwise dispose of any of our common stock for a period ending 90 days after the date of the Underwriting Agreement without first obtaining the written consent of Aegis Capital Corp.

The common stock is being offered and sold pursuant to our effective shelf registration statement on Form S-3 (Registration Statement No. 333-220181) filed with the Securities and Exchange Commission (the “SEC”) on August 25, 2017 and declared effective by the SEC on September 28, 2017, the accompanying prospectus contained therein, and preliminary and final prospectus supplements filed with the SEC in connection with our takedown relating to the offering. A copy of the opinion of Axelrod & Smith relating to the legality of the issuance and sale of the shares of common stock in the offering is attached to this current report as Exhibit 5.1.

The net proceeds to us from the sale of the shares of common stock are expected to be approximately $1,996,000, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, assuming no exercise by the underwriter of the 45-day over-allotment option that we have granted it under the terms of the Underwriting Agreement to purchase up to an additional 492,857 shares of common stock to cover over-allotments, if any. The offering is expected to close on or about January 16, 2020, subject to customary closing conditions.

The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Underwriting Agreement, which is attached to this current report as Exhibit 1.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 13, 2020, we issued a press release announcing the public offering, and on January 14, 2020, we issued a press release announcing the pricing terms of the public offering.  The press releases are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number
1.1	Underwriting Agreement, dated January 14, 2020, between Torchlight Energy Resources, Inc. and Aegis Capital Corp.

5.1	Opinion of Axelrod & Smith

23.1	Consent of Axelrod & Smith (included in Opinion of Axelrod & Smith filed as Exhibit 5.1)

99.1	Press Release of Torchlight Energy Resources, Inc., dated January 13, 2020.

99.2	Press Release of Torchlight Energy Resources, Inc., dated January 14, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torchlight Energy Resources, Inc.

Date: January 14, 2020	By: /s/ John A. Brda
John A. Brda
President

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